For Further Information Contact:
Proxim Wireless
Brian Sereda
Chief Financial Officer
(408) 542-5303

PROXIM WIRELESS REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

San Jose, CA, May 13, 2008 – Proxim Wireless Corporation (NASDAQ: PRXM), a leader in core-to-client solutions for broadband wireless networks, today released financial results for the first quarter ended March 31, 2008.  Revenues for the quarter ended March 31, 2008 were $11.2 million, a decrease of approximately 23% from revenue of $14.6 million for the quarter ended December 31, 2007, and a decrease of approximately 33% from revenue of $16.7 million for the quarter ended March 31, 2007.

“In a transitional first quarter, we focused on our sales team and channels.  The result is a larger pipeline than we have seen in several quarters,” said Pankaj Manglik, president and chief executive officer of Proxim Wireless.  “In addition, the recent successes in India and Russia demonstrate our ability to compete for and win large deals with leading service providers and network owners.”

The net loss for the quarter ended March 31, 2008 was $5.3 million, or $0.22 per diluted share, compared to a net loss of $13.0 million, or $0.52 per diluted share, for the quarter ended
December 31, 2007, which included a charge of $10.6 million for goodwill, intangibles, and inventory impairment, and a net loss of $3.0 million, or $0.14 per diluted share, for the quarter ended March 31, 2007.

The net loss on a non-GAAP basis, which excludes depreciation of fixed assets, amortization of intangible assets, and stock based compensation, was $4.1 million, or $0.17 per diluted share, compared to a non-GAAP net loss of $1.6 million, or $0.07 per diluted share, for the quarter ended March 31, 2007.

Highlights of recent press announcements include:

•	Tata Communications selected Proxim Wireless as supplier of mesh and point to multipoint unlicensed broadband wireless equipment
•	A Megafon subsidiary selected Proxim Wireless for one of the largest WiMax-capable networks in Russia
•	The Port de La Rochelle in France selected Proxim’s broadband wireless equipment to ensure enhanced security of the 470 acre port facilities
•	Deployment of a wireless system using Proxim's equipment for social inclusion for 3,000 users across 15,000 square kilometers in Germany by net.art Communications
•	Sanibel Moorings installs Proxim Wi-Fi mesh network for guest internet access
•	Malmaison and Hotel du Vin hotel chains install Proxim Wi-Fi and Wi-Fi mesh systems for guest internet access

Conference Call Information

Proxim will host a conference call to discuss the release, financial results, and related developments at the company today, Tuesday, May 13, 2008, starting at 5:00 P.M. Eastern Time. The discussion may include forward-looking information.

To participate in this conference call, please dial 877-874-1589 (or +1 719-325-4811 for international callers), confirmation code 9147980, at least ten minutes before the starting time. The conference call will also be broadcast live over the Internet.  Investors and others are invited to visit Proxim’s website at http://www.proxim.com/about/investor.html to access this broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and +1-719-457-0820 for international callers, confirmation code 9147980 for all callers, and over the Internet for approximately 90 days at Proxim’s website at http://www.proxim.com/about/investor.html.

About Proxim Wireless
Proxim Wireless Corporation (NASDAQ: PRXM) is a leader in core-to-client solutions for broadband wireless networks. Our systems enable a variety of wireless applications including security and surveillance, VoIP, last mile access, enterprise LAN and Point to Point backhaul. We have shipped more than 1.5 million wireless devices to more than 200,000 customers worldwide. Proxim is ISO-9001 certified.  Information about Proxim can be found at www.proxim.com. For investor relations information, e-mail ir@proxim.com or call 408-542-5303.

Use of Non-GAAP Financial Information
To supplement Proxim Wireless’ condensed consolidated financial statements presented in accordance with GAAP, Proxim uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  These non-GAAP measures may include gross margin, net income (loss), and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains, and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Proxim’s current financial performance and Proxim’s prospects for the future.  Specifically, Proxim believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions.  Proxim Wireless’ actual results may differ materially from the results anticipated in these forward-looking statements.  The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the ongoing uncertainty in the telecommunications industry and larger economy; our ability to increase our sales in the Americas and elsewhere; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; time and costs associated with developing and launching new products; uncertainty about market acceptance of products we introduce; potential long sales cycles for new products such that there may be extended periods of time before new products contribute positively to our financial results; decisions we may make to delay or discontinue efforts to develop and introduce certain new products; time, costs, political considerations, typical multitude of constituencies, and other factors involved in evaluating, equipping, installing, and operating municipal networks; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics and at the times and in the quantities contemplated or desired; the difficulties in predicting Proxim’s future financial performance; and the impacts and effects of any other strategic transactions Proxim may evaluate or consummate.  Further information on these and other factors that could affect Proxim’s actual results is and will be included in filings made by Proxim from time to time with the Securities and Exchange Commission and in its other public statements.

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PROXIM WIRELESS CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2008	2007
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$7,838	$6,329
Accounts receivable, net	8,077	10,010
Inventory	7,817	7,154
Prepaid expenses	1,020	1,029
Total current assets	24,752	24,522
Property and equipment, net	2,418	2,542
Other Assets:
Restricted cash	76	76
Intangible assets, net	8,487	9,015
Deposits and prepaid expenses	255	255
Total other assets	8,818	9,346
Total assets	$35,988	$36,410
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$12,161	$12,984
Line of credit payable	3,000	-
Deferred revenue	6,562	4,001
License agreement payable - current maturities	1,128	1,065
Total current liabilities	22,851	18,050
License agreement payable, net of current maturities	752	1,023
Total liabilities	23,603	19,073
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 4,500,000 shares authorized, none issued at March 31, 2008 and December 31, 2007	-	-
Common stock, $0.01 par value, 100,0000,000 shares authorized, 23,519,069 issued and outstanding at March 31, 2008 and December 31, 2007	235	235
Additional paid-in capital	63,771	63,451
Retained earnings (accumulated deficit)	(51,621)	(46,349)
Total stockholders’ equity	12,385	17,337
Total liabilities and stockholders’ equity	$35,988	$36,410

PROXIM WIRELESS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues	$11,247	$16,674
Cost of goods sold	6,152	9,040
Gross profit	5,095	7,634
Operating expenses:
Selling costs	5,027	4,654
General and administrative	3,411	3,008
Research and development	1,641	2,730
Total operating expenses	10,079	10,392
Operating loss	(4,984)	(2,758)
Other income (expenses):
Interest income	13	44
Interest expense	(39)	(35)
Other income (loss)	(139)	24
Gain (loss) on sale of assets	-	23
Total other income (expenses)	(165)	56
Loss before income taxes	(5,149)	(2,702)
Provision for (benefit from) income taxes	72	24
Loss from continuing operations	$(5,221)	$(2,726)
Loss from discontinued operations	$(51)	$(260)
Net income (loss)	$(5,272)	$(2,986)
Weighted average number of shares - basic and diluted used in computing net earnings (loss) per share	23,519	21,553
Basic and diluted net earnings (loss) per share:
Continuing operations	$(0.22)	$(0.13)
Discontinued operations	$(0.00)	$(0.01)
Total	$(0.22)	$(0.14)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

	Three Months Ended				Three Months Ended
	March 31, 2008				March 31, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenues	$11,247	$		$11,247	$16,674		$16,674
Cost of goods sold	6,152		(145)(a) (129)(c)	5,878	9,040	(143)(a) (163)(c)	8,734
Gross profit	5,095		274	5,369	7,634	306	7,940
Operating expenses:
Selling costs	5,027		(10)(a) (78)(c)	4,939	4,654	(8)(a) (80)(c)	4,566
General and administrative	3,411		(100)(a) (528)(b) (83)(c)	2,700	3,008	(114)(a) (533)(b) (185)(c)	2,176
Research and development	1,641		(119)(a) (30)(c)	1,492	2,730	(113)(a) (49)(c)	2,568
Total operating expenses	10,079		(948)	9,131	10,392	(1,082)	9,310
Operating profit (loss)	(4,984)		1,222	(3,762)	(2,758)	1,388	(1,370)
Other income (expenses):
Interest income	13			13	44		44
Interest expense	(39)			(39)	(35)		(35)
Other income (loss)	(139)			(139)	24		24
Gain (loss) on sale of assets	-				23		23
Total other income (expenses)	(165)			(165)	56		56
Loss before income taxes	(5,149)		1,222	(3,927)	(2,702)	1,388	(1,314)
Provision for (benefit from) income taxes	72			72	24		24
Loss from continuing operations	$(5,221)		1,222	$(3,999)	$(2,726)	1,388	$(1,338)
Loss from discontinued operations	$(51)			$(51)	$(260)		$(260)
Net income (loss)	$(5,272)		1,222	$(4,050)	$(2,986)	1,388	$(1,598)
Weighted average number of shares - basic and diluted used in computing net earnings (loss) per share	23,519			23,519	21,553		21,553
Basic net earnings (loss) per share:
Continuing operations	$(0.22)	$		$(0.17)	$(0.13)		$(0.06)
Discontinued operations	$(0.0)	$		$(0.0)	$(0.01)		$(0.01)
Total	$(0.22)	$		$(0.17)	$(0.14)		$(0.07)

(a)	The effect of depreciation of fixed assets
(b)	The effect of amortization of intangible assets
(c)
The effect of stock based compensation. The company adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” on January 1, 2006 using the modified-prospective transition method.